Exhibit 99.2

[Letterhead of Thomas J. Plath]

July 23, 2018

Glenn R. Landau

6400 Poplar Avenue

Memphis, TN 38197

RE: Non-Competition	Agreement

Dear Glenn:

As you know, your Non-Competition Agreement with International Paper Company (the “Company”), dated May 5, 2006 (your “Non-Competition Agreement”), imposes certain restrictions on you regarding “Competitive Activities” (as defined therein).

This letter sets forth Company management’s commitment to waive certain limited terms of your Non-Competition Agreement upon execution of the Termination Agreement and Release between Glenn R. Landau and International Paper Company dated July 6, 2018 (the “Agreement”) and expiration of the seven day revocation period outlined in the Agreement.

The Non-Competition Agreement will not be enforced with respect to any company other than WestRock Company; KapStone Paper and Packaging Corporation; Georgia-Pacific LLC; Packaging Corporation of America; Domtar Corporation; Graphic Packaging Holding Company; and any affiliate or successor of those six companies.

Please let me know if you have any questions.

Sincerely,

/s/ THOMAS J. PLATH

Thomas J. Plath

cc:	Mark Sutton

Sharon Ryan